Exhibit 99.1

NEWS RELEASE

Contact: Donald P. Hileman
President and CEO
(419) 782-5104
dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2016

THIRD QUARTER EARNINGS

•	Diluted earnings per share of $0.78 for 2016 third quarter, up from $0.72 in the 2015 third quarter
•	Net income of $7.0 million for 2016 third quarter, up from $6.7 million in the 2015 third quarter
•	Return on average assets of 1.16% for the 2016 third quarter, compared to 1.20% in the 2015 third quarter
•	Net interest margin of 3.69% for the 2016 third quarter, compared to 3.78% in the 2015 third quarter
•	Loan growth of $64.3 million during 2016 third quarter
•	Deposit growth of $7.4 million during 2016 third quarter
•	Non-performing assets, including accruing TDRs, down 21% from 2015 third quarter

DEFIANCE, OHIO (October 17, 2016) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the third quarter ended September 30, 2016 totaled $7.0 million, or $0.78 per diluted common share, compared to $6.7 million or $0.72 per diluted common share for the quarter ended September 30, 2015.

“Our third quarter results demonstrated our focus on maintaining strong financial performance as we grow our business,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “Our diluted earnings per share was $0.78 in the third quarter, an 8.3% increase over third quarter last year and $2.37 year to date, up 12.3% from the prior year. We are pleased with our momentum as we prepare for our pending merger with Commercial Bancshares, Inc. that is anticipated to be completed early next year.”

Net Interest Income up Compared to Third Quarter 2015

Net interest income of $19.8 million in the third quarter of 2016 was up from $18.5 million in the third quarter of 2015. Net interest margin was 3.69% for the third quarter of 2016, down from 3.71% in the second quarter of 2016, and down from 3.78% in the third quarter of 2015. Yield on interest earning assets decreased by 4 basis points, to 4.09% in the third quarter of 2016 from 4.13% in the third quarter of 2015. The cost of interest-bearing liabilities increased by 7 basis points in the third quarter of 2016 to 0.52% from 0.45% in the third quarter of 2015.

“Our robust loan growth kept our net interest margin healthy and propelled our net interest income expansion in the third quarter,” said Hileman. “Commercial loan demand remained strong in our markets contributing to total loan growth of just over $64 million in the third quarter of 2016 and an increase in net interest income of $1.3 million, or 6.9% over the third quarter last year.”

Non-Interest Income up from Third Quarter 2015

First Defiance’s non-interest income for the third quarter of 2016 was $8.5 million compared with $8.0 million in the third quarter of 2015. The third quarter of 2016 included gains of $151,000 from the sale of securities, compared to no gains or losses in the third quarter of 2015.

Mortgage banking income was $2.0 million in the third quarter of 2016, an increase from $1.7 million in the third quarter of 2015. Mortgage originations totaled $101.7 million in the third quarter of 2016, up from $75.9 million in the second quarter of 2016 and up from $68.2 million in the same quarter last year. Gains from the sale of mortgage loans increased in the third quarter of 2016 to $1.7 million from $1.2 million in the third quarter of 2015. Mortgage loan servicing revenue was $885,000 in the third quarter of 2016, up slightly from $866,000 in the third quarter of 2015. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $7,000 in the third quarter of 2016 compared with a positive adjustment of $24,000 in the third quarter of 2015. In addition, gains on the sale of non-mortgages, which include SBA and FSA loans, totaled $148,000 in the third quarter of 2016 compared to $543,000 in the third quarter of 2015.

For the third quarter of 2016, commissions from the sale of insurance products were $2.5 million, up from $2.3 million in the third quarter of 2015; and service fees and other charges were $2.8 million in the third quarter of 2016, even with $2.8 million in the third quarter of 2015. Trust income was $420,000 in the third quarter of 2016, up 13.5% from $370,000 in the third quarter of 2015.

“In the third quarter, we had particularly strong growth in several of our key non-interest income business lines. Compared to the third quarter last year, mortgage banking revenues grew 21.4%, insurance commissions were up 7.1% and trust income rose 13.5%,” continued Hileman. “Total non-interest income, excluding securities gains, increased 4.9% over this same period in the prior year.”

Non-Interest Expenses up from Third Quarter 2015

Total non-interest expense was $18.3 million in the third quarter of 2016, an increase from $16.8 million in the third quarter of 2015. Compensation and benefits increased to $10.3 million in the third quarter of 2016, compared to $9.8 million in the third quarter of 2015. The increase in compensation and benefits from a year ago is mainly related to merit increases, staff additions to support growth strategies and higher incentive compensation, less reduced medical insurance costs. Other non-interest expense of $3.4 million in the third quarter of 2016 was up from $2.8 million in the third quarter of 2015. The increase in other non-interest expense was primarily due to deferred compensation plan costs which totaled $296,000 in the third quarter 2016 versus a credit of $182,000 in the same quarter last year. In addition, non-interest expense in the third quarter 2016 included $252,000 for costs related to the pending merger with Commercial Bancshares, Inc.

Credit Quality

Total non-performing assets totaled $18.9 million at September 30, 2016, a decrease from $21.5 million at September 30, 2015. Non-performing loans totaled $18.2 million at September 30, 2016, an increase from $16.6 million at September 30, 2015. In addition, First Defiance had $704,000 of real estate owned at September 30, 2016 compared to $4.9 million at September 30, 2015. Accruing troubled debt restructured loans were $9.1 million at September 30, 2016 compared with $13.8 million at September 30, 2015. For the third quarter of 2016, First Defiance recorded net charge-offs of $40,000, compared to net charge-offs of $148,000 in the third quarter of 2015. The allowance for loan loss as a percentage of total loans was 1.35% at September 30, 2016 compared with 1.45% at September 30, 2015.

The third quarter of 2016 results include a provision for loan losses of $15,000 compared with a credit provision of $27,000 for the same period in 2015.

“We are pleased that our credit quality remained strong and held steady in the third quarter,” said Hileman. “Our total non-performing assets including accruing troubled debt restructurings declined 21% from last year and at the end of the third quarter were 0.77% of total assets. Our allowance for loan losses coverage of our non-performing loans was 142.5% at the end of the third quarter.”

Year-To-Date Results

For the nine-month period ended September 30, 2016, net income totaled $21.5 million, or $2.37 per diluted common share, compared to $19.9 million, or $2.11 per diluted common share for the nine months ended September 30, 2015.

Net interest income was $58.4 million for the first nine months of 2016 compared with $55.1 million in the first nine months of 2015. Average interest-earning assets increased to $2.148 billion in the first nine months of 2016, compared to $1.984 billion in the first nine months of 2015. Net interest margin for the first nine months of 2016 was 3.73%, down 9 basis points from the 3.82% margin reported in the nine month period ended September 30, 2015.

The provision for loan losses in the first nine months of 2016 was $432,000, compared to $93,000 recorded during the first nine months of 2015.

Non-interest income for the first nine months of 2016 was $25.7 million, compared to $24.1 million during the same period of 2015. Service fees and other charges were $8.2 million for the first nine months of 2016, up from $8.0 million during the same period of 2015. Mortgage banking income increased to $5.3 million for the first nine months of 2016, compared with $5.2 million during the same period of 2015. Insurance commissions rose to $8.1 million for the first nine months of 2016, compared with $7.8 million for the same period of 2015. Non-interest income for the first nine months of 2016 included $509,000 of gains on the sale of securities compared with no securities gains or losses during the same period of 2015.

Non-interest expense was $52.9 million for the first nine months of 2016, up from $50.5 million for the same period of 2015. Compensation and benefits expense was $30.2 million for the first nine months of 2016 compared with $27.9 million during the same period of 2015. The increase in compensation and benefits over the prior year is mainly related to merit increases, staff additions to support growth strategies and higher medical insurance costs. Expenses also included increases in occupancy of $74,000 and data processing of $71,000 and decreases in the amortization of intangibles of $117,000 and other expenses of $271,000. The decrease in other expenses from the prior year was due to lower OREO write-downs of $650,000 and management consulting of $381,000 partially offset by higher deferred compensation plan costs of $484,000. In addition, non-interest expense in the first nine months of 2016 included $252,000 for costs related to the pending merger with Commercial Bancshares, Inc.

Total Assets at $2.45 Billion

Total assets at September 30, 2016 were $2.45 billion compared to $2.30 billion at December 31, 2015 and $2.23 billion at September 30, 2015. Loans receivable (excluding loans held for sale) were $1.93 billion at September 30, 2016 compared to $1.80 billion at December 31, 2015 and $1.73 billion at September 30, 2015. Total cash and cash equivalents were $104.8 million at September 30, 2016 compared with $79.8 million at December 31, 2015 and $73.3 million at September 30, 2015. Also, at September 30, 2016, goodwill and other intangible assets totaled $63.2 million compared to $63.7 million at December 31, 2015 and $63.8 million at September 30, 2015.

Total deposits at September 30, 2016 were $1.93 billion compared with $1.84 billion at December 31, 2015 and $1.79 billion at September 30, 2015. Non-interest bearing deposits at September 30, 2016 were $443.3 million compared to $420.7 million at December 31, 2015 and $392.1 million at September 30, 2015. Total stockholders’ equity was $292.1 million at September 30, 2016 compared to $280.2 million at December 31, 2015 and $278.6 million at September 30, 2015.

Pending merger with Commercial Bancshares, Inc.

On August 23, 2016, First Defiance announced a definitive agreement to acquire Commercial Bancshares, Inc. and its wholly-owned subsidiary, Commercial Savings Bank (“CSB”). CSB, a $342 million commercial bank operates 7 full service branches in Wyandot, Marion and Hancock counties in Ohio. The merger is expected to close in the first quarter of 2017 and is subject to Commercial Bancshares shareholder approval, regulatory approval, and other conditions set forth in the merger agreement.

Dividend to be Paid November 18

The Board of Directors declared a quarterly cash dividend of $0.22 per common share payable November 18, 2016 to shareholders of record at the close of business on November 11, 2016. The dividend represents an annual dividend of 2.00% percent based on the First Defiance common stock closing price on October 14, 2016. First Defiance has approximately 8,980,867 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, October 18, 2016 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef161018.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until October 18, 2017 at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 34 full-service branches and numerous ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2015. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its September 30, 2016 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Consolidated Balance Sheets (Unaudited)
First Defiance Financial Corp.

	September 30,	December 31,
(in thousands)	2016	2015

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$47,797	$38,769
Interest-bearing deposits	57,000	41,000
	104,797	79,769
Securities
Available-for sale, carried at fair value	234,223	236,435
Held-to-maturity, carried at amortized cost	191	243
	234,414	236,678

Loans	1,925,694	1,802,217
Allowance for loan losses	(25,923)	(25,382)
Loans, net	1,899,771	1,776,835
Loans held for sale	9,839	5,523
Mortgage servicing rights	9,308	9,248
Accrued interest receivable	7,452	6,171
Federal Home Loan Bank stock	13,800	13,801
Bank Owned Life Insurance	52,594	51,908
Office properties and equipment	36,983	38,166
Real estate and other assets held for sale	704	1,321
Goodwill	61,798	61,798
Core deposit and other intangibles	1,452	1,871
Other assets	17,128	14,587
Total Assets	$2,450,040	$2,297,676

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$443,321	$420,691
Interest-bearing deposits	1,484,365	1,415,446
Total deposits	1,927,686	1,836,137
Advances from Federal Home Loan Bank	114,184	59,902
Notes payable and other interest-bearing liabilities	50,493	57,188
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	2,073	2,674
Deferred taxes	1,775	877
Other liabilities	25,608	24,618
Total Liabilities	2,157,902	2,017,479
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	126,200	125,734
Accumulated other comprehensive income	4,967	3,622
Retained earnings	235,203	219,737
Treasury stock, at cost	(74,359)	(69,023)
Total stockholders’ equity	292,138	280,197
Total Liabilities and Stockholders’ Equity	$2,450,040	$2,297,676

Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2016	2015	2016	2015
Interest Income:
Loans	$20,264	$18,419	$59,242	$54,445
Investment securities	1,498	1,676	4,671	5,089
Interest-bearing deposits	104	33	287	113
FHLB stock dividends	137	138	413	413
Total interest income	22,003	20,266	64,613	60,060
Interest Expense:
Deposits	1,635	1,363	4,613	3,947
FHLB advances and other	322	178	940	461
Subordinated debentures	191	154	548	451
Notes Payable	35	38	108	113
Total interest expense	2,183	1,733	6,209	4,972
Net interest income	19,820	18,533	58,404	55,088
Provision for loan losses	15	(27)	432	93
Net interest income after provision for loan losses	19,805	18,560	57,972	54,995
Non-interest Income:
Service fees and other charges	2,765	2,799	8,208	8,018
Mortgage banking income	2,039	1,680	5,342	5,248
Gain on sale of non-mortgage loans	148	543	604	776
Gain on sale of securities	151	-	509	-
Insurance commissions	2,473	2,310	8,113	7,793
Trust income	420	370	1,256	1,095
Income from Bank Owned Life Insurance	225	238	686	658
Other non-interest income	305	42	1,019	485
Total Non-interest Income	8,526	7,982	25,737	24,073
Non-interest Expense:
Compensation and benefits	10,295	9,791	30,250	27,896
Occupancy	1,822	1,788	5,435	5,361
FDIC insurance premium	352	329	1,008	999
Financial institutions tax	446	447	1,339	1,340
Data processing	1,622	1,531	4,723	4,652
Acquisition related charges	252	-	252	-
Amortization of intangibles	115	157	419	536
Other non-interest expense	3,388	2,805	9,487	9,758
Total Non-interest Expense	18,292	16,848	52,913	50,542
Income before income taxes	10,039	9,694	30,796	28,526
Income taxes	2,994	2,998	9,318	8,666
Net Income	$7,045	$6,696	$21,478	$19,860

Earnings per common share:
Basic	$0.78	$0.72	$2.39	$2.15
Diluted	$0.78	$0.72	$2.37	$2.11

Average Shares Outstanding:
Basic	8,976	9,238	8,980	9,247
Diluted	9,050	9,322	9,050	9,430

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2016	2015	% change	2016	2015	% change
Summary of Operations

Tax-equivalent interest income (1)	$22,449	$20,748	8.2%	$65,994	$61,485	7.3%
Interest expense	2,183	1,733	26.0	6,209	4,972	24.9
Tax-equivalent net interest income (1)	20,266	19,015	6.6	59,785	56,513	5.8
Provision for loan losses	15	(27)	NM	432	93	364.5
Tax-equivalent NII after provision for loan loss (1)	20,251	19,042	6.3	59,353	56,420	5.2
Investment Securities gains	151	-	NM	509	-	NM
Non-interest income (excluding securities gains/losses)	8,375	7,982	4.9	25,228	24,073	4.8
Non-interest expense	18,292	16,848	8.6	52,913	50,542	4.7
Income taxes	2,994	2,998	(0.1)	9,318	8,666	7.5
Net Income	7,045	6,696	5.2	21,478	19,860	8.1
Tax equivalent adjustment (1)	446	482	(7.5)	1,381	1,425	(3.1)
At Period End
Assets	2,450,040	2,228,281	10.0
Earning assets	2,240,747	2,030,218	10.4
Loans	1,925,694	1,733,538	11.1
Allowance for loan losses	25,923	25,209	2.8
Deposits	1,927,686	1,793,053	7.5
Stockholders’ equity	292,138	278,556	4.9
Average Balances
Assets	2,425,535	2,222,843	9.1	2,376,934	2,205,135	7.8
Earning assets	2,194,170	2,000,284	9.7	2,148,438	1,983,526	8.3
Loans	1,879,760	1,696,370	10.8	1,834,981	1,672,393	9.7
Deposits and interest-bearing liabilities	2,103,054	1,918,587	9.6	2,062,637	1,899,943	8.6
Deposits	1,929,368	1,786,814	8.0	1,889,284	1,776,036	6.4
Stockholders’ equity	288,609	277,235	4.1	283,411	277,130	2.3
Stockholders’ equity / assets	11.90%	12.47%	(4.6)	11.92%	12.57%	(5.1)
Per Common Share Data
Net Income
Basic	$0.78	$0.72	8.3	$2.39	$2.15	11.2
Diluted	0.78	0.72	8.3	2.37	2.11	12.3
Dividends	0.22	0.20	10.0	0.66	0.575	14.8
Market Value:
High	$46.83	$39.95	17.2	$46.83	$39.95	17.2
Low	35.90	35.03	2.5	34.80	29.05	19.8
Close	44.64	36.56	22.1	44.64	36.56	22.1
Common Book Value	32.53	30.37	7.1	32.53	30.37	7.1
Tangible Common Book Value (1)	25.49	23.41	8.9	25.49	23.41	8.9
Shares outstanding, end of period (000)	8,980	9,172	(2.1)	8,980	9,172	(2.1)
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.69%	3.78%	(2.5)	3.73%	3.82%	(2.4)
Return on average assets	1.16%	1.20%	(3.3)	1.21%	1.20%	0.2
Return on average equity	9.71%	9.58%	1.3	10.12%	9.58%	5.7
Efficiency ratio (3)	63.87%	62.41%	2.3	62.24%	62.72%	(0.8)
Effective tax rate	29.82%	30.93%	(3.6)	30.26%	30.38%	(0.4)
Dividend payout ratio (basic)	28.21%	27.78%	1.5	27.62%	26.74%	3.3

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM  Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2016	2015	2016	2015

Gain from sale of mortgage loans	$1,683	$1,197	$4,103	$3,728
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	885	866	2,638	2,593
Amortization of mortgage servicing rights	(536)	(407)	(1,281)	(1,264)
Mortgage servicing rights valuation adjustments	7	24	(118)	191
	356	483	1,239	1,520
Total revenue from sale and servicing of mortgage loans	$2,039	$1,680	$5,342	$5,248

Yield Analysis
First Defiance Financial Corp.
	Three Months Ended September 30,
	(dollars in thousands)
	2016				2015
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,879,760	$20,316	4.30%		$1,696,370	$18,472	4.32%
Securities	231,864	1,892	3.37	%(3)	236,485	2,105	3.63	%(3)
Interest Bearing Deposits	68,746	104	0.60%		53,627	33	0.24%
FHLB stock	13,800	137	3.95%		13,802	138	3.97%
Total interest-earning assets	2,194,170	22,449	4.09%		2,000,284	20,748	4.13%
Non-interest-earning assets	231,365				222,559
Total assets	$2,425,535				$2,222,843
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,487,465	$1,635	0.44%		$1,397,965	$1,363	0.39%
FHLB advances and other	84,598	322	1.51%		41,047	178	1.72%
Subordinated debentures	36,140	191	2.10%		36,128	154	1.69%
Notes payable	52,948	35	0.26%		54,598	38	0.28%
Total interest-bearing liabilities	1,661,151	2,183	0.52%		1,529,738	1,733	0.45%
Non-interest bearing deposits	441,903	-	-		388,849	-	-
Total including non-interest-bearing demand deposits	2,103,054	2,183	0.41%		1,918,587	1,733	0.36%
Other non-interest-bearing liabilities	33,872				27,021
Total liabilities	2,136,926				1,945,608
Stockholders' equity	288,609				277,235
Total liabilities and stockholders' equity	$2,425,535				$2,222,843
Net interest income; interest rate spread		$20,266	3.57%			$19,015	3.68%
Net interest margin (4)			3.69%				3.78%
Average interest-earning assets to average interest bearing liabilities			132%				131%

	Nine Months Ended September 30,
	2016				2015
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,834,981	$59,395	4.32%		$1,672,393	$54,590	4.36%
Securities	230,058	5,899	3.55	%(3)	241,016	6,369	3.64	%(3)
Interest Bearing Deposits	69,599	287	0.55%		56,315	113	0.27%
FHLB stock	13,800	413	4.00%		13,802	413	4.00%
Total interest-earning assets	2,148,438	65,994	4.12%		1,983,526	61,485	4.16%
Non-interest-earning assets	228,496				221,609
Total assets	$2,376,934				$2,205,135
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,457,010	$4,613	0.42%		$1,396,731	$3,947	0.38%
FHLB advances and other	82,598	940	1.52%		34,038	461	1.81%
Subordinated debentures	36,140	548	2.03%		36,129	451	1.67%
Notes payable	54,615	108	0.27%		53,740	113	0.28%
Total interest-bearing liabilities	1,630,363	6,209	0.51%		1,520,638	4,972	0.44%
Non-interest bearing deposits	432,274	-	-		379,305	-	-
Total including non-interest-bearing demand deposits	2,062,637	6,209	0.40%		1,899,943	4,972	0.35%
Other non-interest-bearing liabilities	30,886				28,062
Total liabilities	2,093,523				1,928,005
Stockholders' equity	283,411				277,130
Total liabilities and stockholders' equity	$2,376,934				$2,205,135
Net interest income; interest rate spread		$59,785	3.61%			$56,513	3.72%
Net interest margin (4)			3.73%				3.82%
Average interest-earning assets to average interest bearing liabilities			132%				130%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2016	2nd Qtr 2016	1st Qtr 2016	4th Qtr 2015	3rd Qtr 2015
Summary of Operations
Tax-equivalent interest income (1)	$22,449	$21,940	$21,605	$21,256	$20,748
Interest expense	2,183	2,084	1,942	1,809	1,733
Tax-equivalent net interest income (1)	20,266	19,856	19,663	19,447	19,015
Provision for loan losses	15	53	364	43	(27)
Tax-equivalent NII after provision for loan losses (1)	20,251	19,803	19,299	19,404	19,042
Investment securities gains, net of impairment	151	227	131	22	-
Non-interest income (excluding securities gains/losses)	8,375	8,348	8,505	7,708	7,982
Non-interest expense	18,292	17,347	17,274	17,347	16,848
Income taxes	2,994	3,307	3,017	2,744	2,998
Net income	7,045	7,264	7,169	6,563	6,696
Tax equivalent adjustment (1)	446	460	475	480	482
At Period End
Total assets	$2,450,040	$2,409,599	$2,358,931	$2,297,676	$2,228,281
Earning assets	2,240,747	2,200,517	2,158,177	2,099,219	2,030,218
Loans	1,925,694	1,861,403	1,824,986	1,802,217	1,733,538
Allowance for loan losses	25,923	25,948	25,668	25,382	25,209
Deposits	1,927,686	1,920,270	1,871,157	1,836,137	1,793,053
Stockholders’ equity	292,138	286,616	280,418	280,197	278,556
Stockholders’ equity / assets	11.92%	11.89%	11.89%	12.19%	12.50%
Goodwill	61,798	61,798	61,798	61,798	61,798
Average Balances
Total assets	$2,425,535	$2,391,064	$2,314,203	$2,276,060	$2,222,843
Earning assets	2,194,170	2,162,574	2,088,582	2,051,331	2,000,284
Loans	1,879,760	1,828,984	1,796,200	1,732,472	1,696,370
Deposits and interest-bearing liabilities	2,103,054	2,079,442	2,005,395	1,967,199	1,918,587
Deposits	1,929,368	1,903,139	1,835,345	1,823,396	1,786,814
Stockholders’ equity	288,609	282,573	279,051	279,192	277,235
Stockholders’ equity / assets	11.90%	11.82%	12.06%	12.27%	12.47%
Per Common Share Data
Net Income:
Basic	$0.78	$0.81	$0.80	$0.72	$0.72
Diluted	0.78	0.80	0.79	0.71	0.72
Dividends	0.22	0.22	0.220	0.200	0.200
Market Value:
High	$46.83	$41.21	$40.98	$42.46	$39.95
Low	35.90	37.53	34.80	35.01	35.03
Close	44.64	38.85	38.41	37.78	36.56
Common Book Value	32.53	31.95	31.29	30.78	30.37
Shares outstanding, end of period (in thousands)	8,980	8,971	8,961	9,102	9,172
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.69%	3.71%	3.80%	3.77%	3.78%
Return on average assets	1.16%	1.22%	1.25%	1.14%	1.20%
Return on average equity	9.71%	10.34%	10.33%	9.33%	9.58%
Efficiency ratio (2)	63.87%	61.51%	61.32%	63.88%	62.41%
Effective tax rate	29.82%	31.28%	29.62%	29.48%	30.93%
Common dividend payout ratio (basic)	28.21%	27.16%	27.50%	27.78%	27.78%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2016	2nd Qtr 2016	1st Qtr 2016	4th Qtr 2015	3rd Qtr 2015
Loan Portfolio Composition
One to four family residential real estate	$209,097	$206,861	$208,818	$205,330	$205,370
Construction	177,075	161,282	145,635	163,877	129,230
Commercial real estate	1,043,820	1,001,315	989,468	948,428	922,207
Commercial	456,099	428,599	412,911	419,349	402,681
Consumer finance	17,251	16,690	15,679	16,281	15,774
Home equity and improvement	118,165	116,685	116,856	116,962	113,781
Total loans	2,021,507	1,931,432	1,889,367	1,870,227	1,789,043
Less:
Undisbursed loan funds	94,552	68,850	63,267	66,902	54,484
Deferred loan origination fees	1,261	1,179	1,114	1,108	1,021
Allowance for loan loss	25,923	25,948	25,668	25,382	25,209
Net Loans	$1,899,771	$1,835,455	$1,799,318	$1,776,835	$1,708,329

Allowance for loan loss activity
Beginning allowance	$25,948	$25,668	$25,382	$25,209	$25,384
Provision for loan losses	15	53	364	43	(27)
Credit loss charge-offs:
One to four family residential real estate	111	37	55	8	185
Commercial real estate	79	0	13	103	64
Commercial	26	18	336	0	43
Consumer finance	24	18	0	32	5
Home equity and improvement	74	66	30	10	110
Total charge-offs	314	139	434	153	407
Total recoveries	274	366	356	282	259
Net charge-offs (recoveries)	40	(227)	78	(129)	148
Ending allowance	$25,923	$25,948	$25,668	$25,382	$25,209

Credit Quality
Total non-performing loans (1)	$18,198	$16,423	$17,707	$16,261	$16,612
Real estate owned (REO)	704	1,079	1,111	1,321	4,936
Total non-performing assets (2)	$18,902	$17,502	$18,818	$17,582	$21,548
Net charge-offs (recoveries)	40	(227)	78	(129)	148

Restructured loans, accruing (3)	9,113	9,648	11,284	11,178	13,786

Allowance for loan losses / loans	1.35%	1.39%	1.41%	1.41%	1.45%
Allowance for loan losses / non-performing assets	137.14%	148.26%	136.40%	144.36%	116.99%
Allowance for loan losses / non-performing loans	142.45%	158.00%	144.96%	156.09%	151.75%
Non-performing assets / loans plus REO	0.98%	0.94%	1.03%	0.97%	1.24%
Non-performing assets / total assets	0.77%	0.73%	0.80%	0.77%	0.97%
Net charge-offs / average loans (annualized)	0.01%	-0.05%	0.02%	-0.03%	0.03%

Deposit Balances
Non-interest-bearing demand deposits	$443,321	$442,811	$426,053	$420,691	$392,103
Interest-bearing demand deposits and money market	810,429	805,550	783,016	767,201	745,233
Savings deposits	241,016	240,316	233,546	219,655	216,613
Retail time deposits less than $100,000	274,421	277,904	279,376	278,707	282,331
Retail time deposits greater than $100,000	158,499	153,689	149,166	149,883	156,773
Total deposits	$1,927,686	$1,920,270	$1,871,157	$1,836,137	$1,793,053

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Loan Delinquency Information
First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

September 30, 2016
One to four family residential real estate	$209,097	$205,471	$706	$2,920
Construction	177,075	177,075	-	-
Commercial real estate	1,043,820	1,032,260	258	11,302
Commercial	456,099	452,669	185	3,245
Consumer finance	17,251	17,048	190	13
Home equity and improvement	118,165	116,653	794	718
Total loans	$2,021,507	$2,001,176	$2,133	$18,198

December 31, 2015
One to four family residential real estate	$205,330	$201,806	$914	$2,610
Construction	163,877	163,877	-	-
Commercial real estate	948,428	937,844	736	9,848
Commercial	419,349	416,114	157	3,078
Consumer finance	16,281	16,215	30	36
Home equity and improvement	116,962	115,465	808	689
Total loans	$1,870,227	$1,851,321	$2,645	$16,261

September 30, 2015
One to four family residential real estate	$205,370	$201,797	$828	$2,745
Construction	129,230	129,095	135	-
Commercial real estate	922,207	911,878	239	10,090
Commercial	402,681	399,547	17	3,117
Consumer finance	15,774	15,676	69	29
Home equity and improvement	113,781	112,620	530	631
Total loans	$1,789,043	$1,770,613	$1,818	$16,612